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                                                                   EXHIBIT 10.23

                             KOSMOS CEMENT COMPANY


                   Neville Island - Pittsburgh, Pennsylvania






                                   AGREEMENT

                                    between

                             KOSMOS CEMENT COMPANY

                                      and

                   INTERNATIONAL BROTHERHOOD OF BOILERMAKERS,
                 CEMENT, LIME, GYPSUM & ALLIED WORKERS DIVISION
                                  Lodge D-592


                                  1997 - 2003


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                               TABLE OF CONTENTS

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ARTICLE I - RECOGNITION...........................................................................................1

ARTICLE II - UNION COOPERATION....................................................................................1

ARTICLE III - THE CORE CONCEPT....................................................................................2

ARTICLE IV - UNION ACTIVITY.......................................................................................2

ARTICLE V - MANAGEMENT RIGHTS.....................................................................................3

ARTICLE VI - WAGES................................................................................................3

ARTICLE VII - VACATIONS...........................................................................................4

ARTICLE VIII - LEAVES OF ABSENCE..................................................................................5

ARTICLE IX - GRIEVANCE PROCEDURE..................................................................................8

ARTICLE X - OVERTIME LUNCH........................................................................................9

ARTICLE XI - NON-BARGAINING UNIT EMPLOYEES.......................................................................10

ARTICLE XII - STRIKES AND LOCKOUTS...............................................................................10

ARTICLE XIII - HOLIDAYS..........................................................................................10

ARTICLE XIV - SENIORITY..........................................................................................12

ARTICLE XV - JOB BIDDING.........................................................................................14

ARTICLE XVI - WORKWEEK AND OVERTIME..............................................................................17

ARTICLE XVII - SAFETY AND HEALTH.................................................................................17

ARTICLE XVIII - BULLETIN BOARD...................................................................................18

ARTICLE XIX - FURNISHING OF TOOLS................................................................................18

ARTICLE XX - DUES CHECK-OFF......................................................................................19

ARTICLE XXI - UNION SECURITY.....................................................................................20

ARTICLE XXII - BENEFIT PLANS.....................................................................................20

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ARTICLE XXIII - TERMS OF AGREEMENT...............................................................................21

SCHEDULE A - PAY PROCEDURES......................................................................................23

APPENDIX A - LETTERS OF UNDERSTANDING............................................................................27

APPENDIX B - PACKING INCENTIVE PLAN..............................................................................32

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                                   AGREEMENT


         This Agreement, dated December 15, 1997 is made by and between the KOSMOS CEMENT COMPANY and the INTERNATIONAL BROTHERHOOD OF BOILERMAKERS, CEMENT, LIME, GYPSUM, AND ALLIED WORKERS DIVISION LOCAL LODGE NO.
D592, referred to respectively as the "Company" and the "Union."


ARTICLE I - RECOGNITION

1.1 The Company recognizes the Union as the sole bargaining agent for its employees as is defined in Section 2 who work at the Company's plant at Neville Island, Pennsylvania, for the purpose of collective bargaining with respect to rates of pay, hours, and other conditions of employment.

1.2 The term "employee" as used in this Agreement shall include all permanent production and maintenance employees including lead persons, and laboratory employees, but excluding all clerical employees, guards and supervisors as defined in the Act and all other employees.

1.3 Union officers and members shall refrain from any Union solicitation on Company time.

1.4 All provisions of this Agreement shall be applied to all employees without regard to race, color, sex, religious creed, age or national origin. The Company and the Union will comply with all federal and state laws concerning the rights of workers including the Americans with Disabilities Act and the Family and Medical Leave Act.


ARTICLE II - UNION COOPERATION

2.1 The Union agrees that it will cooperate with the Company in all matters of industrial relations including carrying out Equal Employment Opportunity obligations and will support the Company's efforts to assure a fair day's work on the part of its members and that it will actively strive to eliminate absenteeism and other practices which restrict production. It further agrees that its members will abide by the rules of the Company in its effort to prevent accidents, to eliminate waste in production, conserve materials and supplies, improve the quality of workmanship, and strengthen goodwill between the Company and its employees.

2.2 The Union agrees that it will use its best efforts to assist the Company in enhancing the competitiveness of the Company, and augmenting or increasing revenue generation.

2.3 The parties hereto intend by this Agreement to provide a stabilized and mutually beneficial

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relationship between them and to insure the production of quality products on schedule and at competitive costs during the life of this Agreement. The Company and the Union will also establish an active Employee Participation Program to facilitate ideas and develop and implement programs to improve the overall operations and enhance employee involvement.


ARTICLE III - THE CORE CONCEPT

3.1 The parties agree that the basic structure of the Company's operation and the organization of its work force is based on the "Core Concept." Under the Core Concept, employees will generally perform the "core" of the work to be done at the plant with the remainder to be performed by substantial but various numbers and types of outside contractors. The parties recognize that the Company is in the primary business of manufacturing cement and other products requiring similar process (utilizing alternative substitute fuels). The parties further recognize that the business is limited in scope and that the Company should avoid, to the extent possible, getting into other businesses such as special projects, special maintenance other than routine preventive maintenance, day to day labor pool work, janitorial work, trucking and the like, where other business concerns may have more expertise, competence, economies of scale or other advantages. The Company has the right to subcontract these and other types of work where in the Company's judgement such subcontracting is in the economic best interest of the Company and its employees. It is understood and agreed that the Core Concept does not require any specific number of employees, nor does it cover any specific work or job classifications. Rather, the Core Concept is a way of doing business which is designed to increase productivity of the plant and the job security of the employees. Subcontracting will not be used to permanently replace bargaining unit employees.


ARTICLE IV - UNION ACTIVITY

4.1 The Company agrees that during all reasonable times when the plant is operating a duly accredited representative of the Union shall be entitled access to the plant during the regular working hours for the purpose of assisting in the adjustment of pending grievances, provided that the designated representative of the Company is properly notified in advance and the Union representative establishes proper identification. If it is necessary to go into the work area of the plant (for example, to view a particular operation relative to a pending grievance), then the appropriate Company official shall accompany the Union representative so that both parties see the same thing so as to aid in resolving the grievance.

4.2 The Union Grievance Committee representing the employees in matters other than negotiations shall consist of not more than three (3) employees which will include the local president, the grievance committee chairman and the department shop steward. The Plant Manager or his designee will meet with the Committee within five (5) days, excluding Saturdays, Sundays and holidays, of any request by the President of the Local Union to the Plant Manager for such a meeting.


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4.3       Insofar as practical, meetings will be conveniently scheduled by the
Company so as to complete all business within normal working hours. Such employees attending meetings will be compensated at their regular straight time rate of pay for hours normally scheduled to work.

4.4 Employees receiving formal disciplinary action will receive it in the presence of a Union representative unless the employee refuses Union representation. Management will not consider any disciplinary action which occurred eighteen (18) months or more preceding the act which brought about the disciplinary action.


ARTICLE V - MANAGEMENT RIGHTS

5.1 The Union recognizes that the management of the plant, the direction of the working forces, including the right to hire, discipline for just cause, the right to make and change and enforce (after posting) rules for the maintenance of discipline and safety; the exclusive rights to determine partial or permanent discontinuance or shutdown of operations (the Company's only obligation when exercising this right is to bargain with the Union over the effects of that decision); the right to promote, or transfer employees; the right to transfer and relieve employees from duty because of lack of work or other legitimate reason, and the right to establish and change the working schedules and duties of employees are vested in the Company, except as otherwise provided in the Agreement. The listing of specific rights in this Agreement is not intended to be nor shall be considered restrictive of or a waiver of any of the rights of management not listed and not specifically surrendered herein, whether or not such rights have been exercised by the Company in the past.


ARTICLE VI - WAGES

6.1 It is agreed that for the duration of this Agreement, the wage groups and the rates of pay shall be those set in Schedule "A".

6.2       FOR SHIFT PREMIUM PURPOSES ONLY:

         (1) All regularly scheduled work beginning between 6:00 A.M. and 1:59 P.M. inclusive, shall be considered day shift work.

         (2) All regularly scheduled work beginning between 2:00 P.M. and 9:59 P.M. inclusive, shall be considered middle shift work.

         (3) All regularly scheduled work beginning between 10:00 P.M. and 5:59 A.M. inclusive, shall be considered night shift work.

6.3 Each employee regularly scheduled to work on the middle shift shall be paid a premium of fifty cents ($.50) for all hours worked by the employee on that shift. Each employee regularly


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scheduled to work on the night shift shall be paid sixty cents ($.60) for all hours worked by the employee on that shift. These premium rates do not apply to day workers even though they may work over into a premium pay shift. If, however, the day worker is scheduled to take the place of a regular scheduled shift worker, then the premium rate applies.

6.4 Shift workers (continuous operations employees) will be paid at their normal scheduled shift premium. Shift premium beyond their normal eight hour shift will be determined by the applicable shift premium for those hours worked on that shift. For shift workers, the day shift will begin between 6 AM and 10 AM, the middle shift will begin between 2 PM and 6 PM, and the night shift will begin between 10 PM and 2 AM. In the event an employee for specific reasons is temporarily assigned to a starting time outside of these aforementioned start windows, then that employee's shift premium will be paid in accordance with
Article 6.2


ARTICLE VII - VACATIONS

7.1 Each employee meeting all the requirements of Section 2 of this Article shall be eligible for vacation in accordance with the following schedule:

         After completion of one (1) year of service with the Company since the employee's last date of hire -- two (2) weeks vacation during the year following the employee's anniversary date.

         After completion of five (5) years of service with the Company since the employee's last date of hire -- three (3) weeks vacation during the year following the employee's anniversary date.

         After completion of ten (10) years of service with the Company since the employee's last date of hire -- four (4) weeks of vacation during the year following the employee's anniversary date.

         Continuous service only for employees on the payroll December 1, 1988, shall include continuous service recognized with Lone Star/Marquette.

7.2 An employee shall receive a vacation according to Section 1 of this Article provided that such employee has actually worked at least one thousand (1,000) hours during the year preceding their most recent anniversary date.

7.3 Vacations will not be cumulative, but so far as practical will be granted at times most desired by employees within the entire 12 month calendar year, with the final right to allotment of vacation period exclusively reserved to the Company in order to ensure the orderly operation of the plant. When requested vacation periods conflict, preference shall be given to the employee having the most continuous service (including continuous service accumulated with Lone Star/Marquette). In


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the event a paid holiday falls during an employee's vacation period, the employee shall receive holiday pay in addition to vacation pay.

7.4 No vacation may be taken prior to the employee's first applicable anniversary date. An employee must take their vacation the calendar year after qualifying for it. As an employee's service grows and the employee reaches a milestone and vests for an additional week of vacation, the employee must schedule the newly vested week after the vesting date and before the end of that calendar year. An employee cannot carry over vacation time from year to year. An employee must have been actively employed (at work) at sometime during the calendar year to be eligible for vacation pay during that calendar year.

         Upon voluntary termination, employees will be paid for all unused vacation time and pay, provided that such employee has actually worked one thousand (1,000) hours during the year preceding their most recent anniversary date.

         An employee may receive one week of vacation pay per year in lieu of time off if requested. This may be extended to an additional week with Company approval.

7.5 Vacation periods will commence on the first day following the employee's regular scheduled days off.

7.6      Scheduling of Vacations.

         1. Prior to December 1 of each calendar year eligible employees shall request vacation periods. Employee's request for vacation will be put on a standard vacation form and will be posted on or before December 15 showing vacation allotments for the following year.

         2. Employees with the most seniority will be given preference for two
(2) weeks as a first choice except in cases of extenuating circumstances agreed to by the Company and the Union. Second choice will be granted after every employee has completed their first choice, then the employees with the most seniority will pick the remainder of their vacation allotment.

         3. The departments for vacation allotments will be as follows:
Production, Mechanical Maintenance, Electrical, Laboratory, Shipping, and General. The storeroom attendant will be included in General.

         4. The Company will not consider employees who take military leave as defined in Article VIII when scheduling annual vacations.


ARTICLE VIII - LEAVES OF ABSENCE

8.1 JURY DUTY It is agreed that the Company shall make up the wage loss incurred by a regular employee (as distinguished from a probationary employee) because of jury service by payment of

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the difference between the amount received for such jury service on the day such employee would have been regularly scheduled to work and their regular rate of pay computed on the same basis as vacation pay. Any employee reporting for jury duty will not be required to work their regular shift that calendar day or with management approval an adjoining calendar day may be substituted for third shift employees. The employee will be excused for the entire day without loss of pay. Hours spent on jury service and paid for hereunder shall be considered as time actually worked for all overtime purposes. Further as outlined above, the Company shall make up the wage loss incurred by an employee when subpoenaed as a witness in an action when the employee or the Union or the Company are neither the plaintiff nor the defendant.

         To receive pay from the Company under this provision, the employee must provide the Company with a statement signed by an official of the court certifying as to the employee's service as a juror or court witness or appearance in court for such purposes, the date or dates of attendance, and the compensation paid to the employee exclusive of any transportation and/or subsistence allowance.

8.2 MILITARY LEAVE Employees who are members of organized reserve components of the Armed Forces, including the National Guard, will be allowed leave of absence annually for the purpose of attending required military training encampments or cruises. The Company will pay any employee who goes on such leave of absence the difference between the employee's straight time pay for up to two (2) weeks (ten (10) working days) annually and the employee's military pay including longevity pay but excluding all allowances such as rent, subsistence, uniform, and travel. Payment will be made when the employee returns from reserve training on presentation of satisfactory proof of the amount of pay received.

8.3 FUNERAL LEAVE When an employee who has completed the probationary period is absent from work solely to arrange for and/or attend the funeral of the employee's parent, stepfather, stepmother, wife or husband, son or daughter, or stepchildren, brother, sister, grandfather, grandmother, grandson, granddaughter, father-in-law or mother-in-law, grandparents of spouse, son-in-law or daughter-in-law, the Company will pay up to three (3) consecutive work days, or four (4) consecutive work days if the employee is required to travel at least five hundred miles to attend funeral services, of eight (8) hours each, at the employee's regular hourly rate for each scheduled workday the employee is absent with the permission of the Company. The funeral leave must be taken within seven (7) consecutive calendar days from the date of the death or funeral services.

         Funeral leave will be granted only for absences occurring on the employee's regularly scheduled workdays and will not apply to employees on vacation, layoff or other non-working status. Hours paid under this Article will be counted as hours worked for the purpose of computing overtime. To be eligible for benefit under the Article, the employee must supply upon request reasonable documentary evidence of covered death and family relationship and must attend the funeral.

8.4 UNION LEAVE Any employee elected or appointed to a full time position with the



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International Brotherhood of Boilermakers, Cement, Lime, Gypsum and Allied
Workers Division may be granted a leave of absence up to two (2) years provided thirty (30) days notice is given to the Company prior to the beginning of such leave. During such leave, seniority shall accumulate. Insurance benefits shall be suspended upon the commencement of such leave and will be in effect the first day of returning to work with the Company. Upon returning to work, such employee shall be reinstated to their former job providing it is still in existence; if not, the employee should be eligible to apply for any job within the bargaining unit by means of the then-existing bidding procedure. The Company agrees to consent to the absence of no more than one (1) employee at any time under this paragraph.

8.5 PAID MEDICAL LEAVE If an employee with at least one (1) year of service is absent from work due to disability, sickness and accident benefits are payable. The disability must prevent the employee from performing the duties of the job because of a non-occupational sickness or injury. This benefit is payable if confined to a hospital or home.

         After a waiting period of one (1) week (waived if the employee is hospitalized as an in-patient), the disability benefits are payable at a rate of fifty-five dollars ($55) per day for a maximum of five days per week. A disabled employee may receive weekly sickness and accident benefits during the period of disability not to exceed five (5) months. It is the employee's responsibility to make application for this benefit and the attending physician must document the nature of the disability and expected date of return to work. While an employee is off work due to a disability and is receiving weekly sickness and accident benefits, that employee will not be required to pay the monthly contribution for group medical/dental insurance.

         No benefits shall be payable for the following:

         1. disability which you are not under the direct care of a licensed physician.
         2. sickness or injury which is purposefully self-inflicted while sane or insane.
         3. disability due to an injury arising out of the course of employment.
         4. disability due to disease which benefits are payable under Worker's Compensation, Occupational Disease or similar law.

This benefit terminates upon retirement or upon termination of employment.

8.6 UNPAID PERSONAL LEAVE An employee may request in writing an unpaid personal leave for up to thirty (30) calendar days for good and significant personal reasons not covered under the Family and Medical Leave Act. The Company may approve or disapprove any request for a personal leave of absence. Under no circumstances will an employee on unpaid personal leave be permitted to work for another employer.


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ARTICLE IX - GRIEVANCE PROCEDURE

9.1 Should differences arise during the term of this Agreement between the Company and the Union, or an individual employed by the Company, as to the meaning and application of the provisions of this Agreement, an earnest effort shall be made by the parties to settle such differences promptly and in the following manner:

         (1) STEP I. The complaint, within seven (7) days of its occurrence, or the occurrence of the matter out of which the complaint arises, may be taken up by the employee involved, with or without Union representation, with their management representative. The employee shall state the specific article(s) and paragraph(s) of the Contract that is alleged to have been violated in order for the grievance to be considered and processed.

         (2) STEP II. If no satisfactory settlement is reached in Step I, the matter shall be reduced to writing and presented to the Plant Manager and/or designee within five (5) days from the date of the meeting with the management representative. The employee shall state the specific article(s) and paragraph(s) of the Contract that is alleged to have been violated in order for the grievance to be considered and processed. At the time of presentation, or within five (5) days, the Plant Manager will meet with the employee with the assistance of a Union Representative if requested by the employee to hear and discuss the grievance. The Company shall answer the grievance in writing within five (5) days after said meeting.

         (3) STEP III. If no agreement is reached in Step II, the Committee may, within five (5) days of the receipt of the above answer, refer the matter to higher officials of the Company and the Union, who may attend a meeting to be held within thirty (30) days upon request.

         (4)   STEP IV.

               a. Any grievance not settled in Step III above may be referred to arbitration. Notice to refer a grievance to arbitration shall be given in writing within fifteen (15) days after being notified of the decision rendered in Step III or the matter will be considered closed. Only one (1) grievance may be submitted to or under review by any one (1) Arbitrator at any one (1) time unless by prior mutual written consent of the parties.

               b. In the event the parties are unable to agree upon an Arbitrator within seven (7) days after arbitration is invoked, then they shall jointly petition the Federal Mediation and Conciliation Service, which shall submit a panel of seven (7) qualified arbitrators, and the parties shall select a single arbitrator from such panel. The Arbitrator shall be appointed by mutual consent of the parties hereto. If the arbitrators included in this panel are unacceptable to either party, a second panel shall be requested from the Federal Mediation and Conciliation Service and a single arbitrator selected from this panel.

               c. Any grievance referred to arbitration shall be heard as soon as possible and a decision rendered within thirty (30) days of the hearing or the date of postmark of the post hearing briefs. The Arbitrator shall have no power to add to or subtract from or change, modify or amend


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any of the provisions of this Agreement. The decision rendered by the
Arbitrator will be final and binding upon the Union, the Company, the grievant, and all the employees covered by this Agreement. The Arbitrator selected pursuant to this Article shall interpret and apply the terms of this Agreement; the Arbitrator shall not substitute the arbitrator's discretion and judgement for that of the Company. If the Arbitrator finds that a dischargeable offense was committed by the employee, the Arbitrator shall not substitute the Arbitrator's judgement for that of the Company as to whether discharge or a more lenient penalty was appropriate in a particular case.

               d. It is expressly agreed that no Arbitrator shall have the authority to decide any matter involving the exercise of a right reserved to management under this Agreement.

               e. Each party hereto shall pay the expense incurred in the presentation of its own case, and the expenses incident to the services of the Arbitrator, including the cost of the transcript, shall be shared equally by the Company and the Union.

9.2 The time limits referred to in the foregoing paragraphs exclude Saturdays, Sundays and holidays.

9.3 Any grievance growing out of a discharge or suspension must be submitted in writing by the aggrieved employee directly to the Union and from the Union to the Plant Manager or designee within forty-eight (48) hours of the discharge or suspension or it will not be recognized and action taken shall be final.

9.4 Any grievance not presented or appealed within the time limits provided, unless mutually agreed to extend the time, shall be considered settled on the basis of the decision which was not appealed and shall be final and binding on the parties involved.

9.5 Grievances presented in any of the regular steps set forth and not answered within the time specified or as the same may be extended by mutual agreement shall be considered appealed to the next step of the grievance procedure.


ARTICLE X - OVERTIME LUNCH

10.1 Any employee who works more than ten (10) consecutive hours, where such overtime hours are unscheduled, shall be given a lunch or lunch allowance. No lunch or lunch allowance will be provided if such overtime hours are scheduled with twelve (12) hours advance notice. Any employee working fourteen (14) consecutive hours, in a scheduled working day, who has not already been provided an overtime lunch, will be entitled to a lunch or a lunch allowance.

10.2 Any employee who is called out and works more than five (5) consecutive hours on the callout shall be given a lunch or lunch allowance.

10.3 There shall be no duplication of lunches or lunch allowances under the foregoing sections

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10.1 and 10.2. Any lunch allowance(s) earned under the foregoing shall be paid weekly on the employee's paycheck.

10.4     Each lunch allowance will not exceed $7.00.


ARTICLE XI - NON-BARGAINING UNIT EMPLOYEES

11.1 It is understood and agreed that during the normal course of operations it may be necessary for non-bargaining unit employees to perform some bargaining unit work from time to time. Such work will be incidental to the normal duties of said non-bargaining unit employees, as long as such work does not permanently displace or replace a bargaining unit employee. Such work shall include work involving corrective action which must be performed expeditiously; instruction or training of employees; demonstration; inspection or testing of equipment; work of an emergency nature; and development work for new processes and/or procedures.

11.2 When equipment, expertise, facilities, and manpower are available, work customarily performed by bargaining unit employees will continue to be performed by these employees. Subcontracting may be used as needed to supplement the work force.


ARTICLE XII - STRIKES AND LOCKOUTS

12.1 The Union agrees that there shall be no picketing or strikes by the Union or by its members, of any kind or degree whatsoever, or walkout, suspension of work, slowdowns, limiting of production, or any other interference or stoppage, total or partial, of the Company's operations for any reason whatsoever, such reasons including, but not limited to, unfair labor practices by the Company or any other Employer. It is further agreed that neither the Union or its members shall engage in the above prohibited conduct in support of picketing, strikes or any labor dispute actions engaged in by any other organization or person. In addition to any other recourse or remedy available to the Company for violation of the terms of this Article by the Union and/or any Union member, the Company may discharge or otherwise discipline any employee who authorizes, causes, engages in, sanctions, recognizes, or assists in any violation of this Article. The Company will not engage in any lockouts during the term of this Agreement.


ARTICLE XIII - HOLIDAYS

13.1     The Company recognizes the following nine (9) paid holidays per year:
New Year's Day, Good Friday, Memorial Day, 4th of July, Labor Day, Thanksgiving, Day after Thanksgiving, Christmas Eve, and Christmas Day. Effective January 1, 2000, the Company will recognize a personal holiday as an additional paid holiday. The personal holiday may not be carried over from one calendar year to another, but so far as practical will be granted at times most desired by


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employees within the entire 12 month calendar year, with final right to allotment of the personal holiday exclusively reserved to the Company in order to ensure the orderly operation of the plant. Employees must submit their request for the personal holiday by December 1 of the previous calendar year. When requested personal holidays conflict, plant seniority will prevail. Only non-probationary employees will be eligible for the personal holiday.

13.2 Holiday pay will be equal to eight (8) hours pay at the employee's straight time hourly rate. Such holiday pay will not be paid if the employee is absent from work on the holiday if scheduled to work on the holiday or if the employee is absent on the scheduled day preceding or following the holiday unless such absences are excused by Management. In no event shall a holiday be paid for unless an employee has also actually worked at least one (1) day during the fifteen (15) day period immediately preceding or immediately following the holiday.

13.3     Working on a Holiday, Pay Procedure

         A. If an employee is required to work on a holiday, they will receive eight (8) hours pay for the holiday (holiday pay) plus one and one-half (1 1/2) times the employee's regular hourly holiday pay rate for hours up to eight (8) hours actually worked on the holiday.

         B. All hours worked in excess of eight (8) hours on a holiday will be paid at two (2) times the employee's regular rate of pay.

         C. No overtime pyramiding of a worked holiday. If an employee works on a holiday and the holiday falls on what would have otherwise been one of the employee's normally scheduled five
                  (5) days that week of straight time worked, then the holiday pay will be counted as part of the forty (40) hours of work that week for the purposes of calculating overtime pay. However, if the employee works on a holiday and that holiday would have otherwise been one of the employee's normally scheduled two (2) days off that week, then the worked holiday hours will not be counted toward the forty (40) hours of work that week for the purposes of calculating overtime pay.

13.4 When a holiday falls on Sunday, it will normally be observed on the following Monday. Under certain conditions the Company may elect to observe the holiday on the preceding Friday in lieu of Monday. Employees assigned to continuous shift operations, however, will observe holidays falling on Sundays on the actual day.

ARTICLE XIV - SENIORITY

14.1 Seniority shall consist of an employee's length of continuous service with the Company since the employee's last day of hire at its facility located at Neville Island, Pennsylvania. Continuous service only for employees employed by the Company before December 1, 1988 shall include


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continuous service at Neville Island, Pennsylvania recognized by Lone
Star/Marquette.

14.2 Each new employee shall be considered as a probationary employee for the first ninety (90) calendar days of full time employment after which the employee's seniority shall date back to their date of hire. There shall be no seniority among probationary employees and probationary employees do not qualify for group medical/dental insurance benefits. Such employees shall not have recourse to the grievance procedure of this Agreement and may be laid off or discharged as exclusively determined by the Company.

14.3 An employee's seniority shall be lost and continuous service shall be broken when an employee:

         1.       is discharged;

         2. is terminated upon permanent shutdown of the Company's facilities;

         3. is laid off for a period of three (3) years or the length of their seniority as of their last day of work, whichever period is shorter;

         4.       voluntarily quits which shall be deemed to include:

                  a) failure to notify the Company of the employee's intention to return to work after layoff within three (3) working days, and to actually report to work within seven (7) working days (unless this latter period is extended in writing by the Company) after the employee has been notified by certified mail (either by delivery or attempted delivery) at the last address appearing on the Company's records to report to work;

                  b) an absence from work for two (2) consecutive scheduled work days without reporting to work unless excused by Management in advance;

                  c) the employee fails to return to work on the first regularly scheduled work day following the termination of any leave of absence or any other leave approved by the Company unless excused by Management.

         5.       retires.

14.4 When a vacancy occurs for which a laid off employee is qualified, the employee will be given certified mail notice of recall at the last address as shown on Company records. The employee must notify the Company of the employee's intention to return to work after layoff within three (3) working days and must actually report to work within seven (7) working days (unless this latter period is extended in writing by the Company) after the employe has been notified by certified mail (either by delivery or attempted delivery).

14.5 An employee on continuous absence due to disability shall accrue seniority and retain recall rights for a period not to exceed thirty-six (36) months or the length of seniority as of the last day worked (minimum of twelve
(12) months), whichever period is shorter. An employee absent because of disability shall only be recalled for a vacancy which occurs after the employee is physically able to return to work. However, should such an employee be declared totally and permanently disabled prior to thirty-six (36) months, such employee's name shall be removed from the payroll and a certified mail notice to this effect will be sent to the last address as shown on Company records. This provision of this Agreement applies to recall rights only.

14.6 If an incapacitated employee is released to return to work and is not physically able to perform the job that the employee was performing before the disability occurred, the released employee shall be allowed, subject to mutual agreement between the Company and the Union, to displace a less senior employee in a job that the released employee is physically capable of performing. The displaced employee shall be the least senior person in the job classification. Qualification will be handled as in the normal bidding procedure. If a less senior employee is displaced from their job, the displaced employee, with the ability and qualification to perform another job, shall be allowed to also displace a less senior employee.

14.7 Should an employee in the bargaining unit after December 15, 1993, be promoted to a supervisory position outside the coverage of this Agreement and within ninety (90) days after promotion be demoted, the employee's seniority will be reinstated in the amount the employee had when promoted.

14.8 Seniority lists agreed to by and between the Company and the Union shall be posted on the bulletin board as of May 1 and November 1 of each year. Corrections shall be made in the seniority lists when it is proved an employee is placed in the wrong position on said list, but all requests for corrections must be made within thirty (30) days from date of posting or the list shall be valid as posted.

14.9 When the Company declares that a full time opening exists (not including temporary openings), employees in the classification and employees entering the classification may exercise their seniority to choose established days off and shift within the classification. In order to balance the skills and training on various shifts, the Company may delay certain changes in days off for up to six (6) months from the time the opening is filled.

14.10 The Company recognizes that all employees shall retain the right to seniority preference in cases of layoffs and recall. The last employee hired shall be the first laid off and the last laid off the first rehired. Such preferences in the cases of layoffs and recall shall take into consideration the employee's ability to perform the available work and the efficient operations of the operation. It is recognized that, in periods where business conditions necessitate that the level of production be reduced to a point where only a minimum of employees is required, it shall be necessary, in some cases, to deviate from strict plant seniority in order that some positions be available to service and adjust the equipment when production requirements increase. If the Company does not layoff in accordance with seniority, the Company will meet with the Union to explain the reasons prior to the layoff.

14.11 In the event that an employee is displaced by the installation of mechanical equipment, change in production methods, the installation of new or larger equipment, the combining of jobs, the elimination of jobs, or by a more senior person, the employee may elect to exercise plant seniority to displace the least senior person in a position the senior employee is qualified to perform after being placed on the job. To qualify, the senior employee must demonstrate the ability to adequately perform a satisfactory amount of the primary duties within a reasonable amount of time not to exceed thirty (30) calendar days as determined by the Company.

14.12    SUMMER HELP PROGRAM

         1. Summer help employees may be employed between May 1 and September 30, or longer if there is a mutual agreement between the Union and the Company.

         2. Preference may be given to family members of employees in applying for summer help positions.

         3. The Company reserves the sole right to determine who will be hired.

         4. Summer help employees will be treated as "at will" probationary employees and may be terminated by the Company with or without cause or reason. Summer help employees will not be entitled to participate in benefit plans found in
                  Article XXII or paid leaves in Article VIII. Summer help employees will not bid jobs but may be temporarily assigned to various jobs by the Company.



ARTICLE XV - JOB BIDDING

15.1 When the Company determines a vacancy exists, other than a minimum pay job, the Company will post a notice of such fact, such notice to remain posted for a period of at least five (5) days, not including Saturdays, Sundays, or holidays. This notice shall state rates of pay, hours, and job requirements. The Union will be provided with a copy of each bid. All bids shall be considered in the manner provided herein in Section 15.3 and the successful applicant's name will be posted within seven (7) days after the bids are opened, except where testing is required. Said delay will not exceed ten (10) days, unless additional time is agreed to between the Union and the Company. The successful bidder will be placed on the job within as reasonable a time as possible from the date of posting award. In the event of the successful applicant's failure to qualify in the opinion of the Company, then it is understood that said employee is to be restored to their former position and standing. Employees will submit their bid to the supervisor and will be given a receipt for the bid. No bids will be withdrawn after the time and date the bid is removed from the board.

         The successful bidder will be placed on the job as soon as possible unless an extension is agreed to by the Company and the Union. The Company may choose to cancel the bid at any time. If a successful bidder is not assigned to the new job within thirty (30) working days following the awarding of the bid, the employee shall receive the applicable starting rate of the new job. Furthermore, the Company and the Union will meet to discuss the reasons for the delay. The successful bidder may be disqualified by the Company within the first 120 days of assignment to the new job at the sole discretion of management. In the event of the successful applicants failure to qualify in the opinion of the Company, then it is understood that said employee is to be restored to their former position and standing.

15.2 If within twenty-four (24) months following the assignment to a new job under this procedure, an employee applies for another new job of equal or lower classification, the Company may, at its discretion, disregard such application. After twenty-four (24) months employees may only bid for promotional job opportunities except by mutual agreement between the parties. This provision does not apply to employees successfully bidding into the Entry Level Mechanical, Electrical, or Instrument Training Program.

         Lateral or down-bids for any position shall only be permitted one time, per employee, during the course of this agreement.

15.3     The following factors shall apply in the awarding of all jobs:

         (1) Qualifications of the Applicant (which shall include: ability to perform the work, aptitude as determined by the applicant achieving a minimum correct score of 70% on the mechanical aptitude test published by the Psychological Corporation, skills, Pittsburgh plant experience, other experience, training for the job, and attendance);

         (2) Ability to physically perform the essential job functions of the job with reasonable accommodation by the Company, if necessary;

         (3)      Seniority.

         Where (1) and (2) are equal, (3) shall apply.

         If the employee selected shall fail to qualify after a fair trial period, in the exclusive judgement of the Company, the employee shall be returned to their former position and the next bidder shall be given consideration.

15.4 Temporary Reassignment. An employee who is temporarily assigned by their supervisor to perform work of a higher paid job classification will be paid the rate of such higher job classification for time actually worked. An employee temporarily assigned by their supervisor to perform work in an equal or lower paid classification will be paid the base hourly wage rate of the employee's permanent classification.

15.5 In no event shall the Company be requested or required to post any job temporarily vacated by reason of vacations, illness, or injury. The Company, at its discretion, may create temporary jobs not to exceed one hundred twenty
(120) work days. Successful bidders bidding down or laterally on such temporary jobs will be placed in the labor classification upon completion of the job. Should the Company determine that any temporary job becomes permanent, the Company shall post the job as provided in this Article.

15.6 Knowledge, training, skill and ability gained while holding jobs under the bid system and seniority, will be given consideration in making promotions, layoffs, or reductions in work force.

15.7 If an employee bids on a higher rated job and is awarded the job, that employee will be slotted at the starting progression rate for the new job. However, if the transferring employee is leaving a position with a rate of pay greater than the starting rate of the new position, then the transferring employee will retain their former rate of pay until the time in the new classification allows the employee to move up to the incremental increase in progression. This provision does not apply to down bids.

15.8 Pay Practice on Down Bids. Any employee who bids to a lower job classification will receive the starting rate for the new position unless the down bidding employee has had the job before. The experienced down bidder's pay rate will be determined as follows:

         a) the halfway point progression rate (found in Schedule A) between the starting rate and the top rate, provided the employee had held the top rate in the down bid job before, or

         b) if not having achieved the top rate previously in the down bid job (completed progression program), the down bidder will be placed at the starting rate.

15.9 The Company will continue the current practice of assigning laborers by seniority to temporary openings and in filling vacancies when a job bid is not filled through the bidding procedure. This section does not preclude the Company from filling unbid job opportunities from any source.

ARTICLE XVI - WORKWEEK AND OVERTIME

16.1 During the life of this Agreement it is understood that the "normal work day" is the twenty-four (24) hour period beginning with the start of the employee's shift. The "normal work day" is eight (8) consecutive hours of work in a twenty-four (24) hour period, broken by established meal periods, except as necessitated to maintain efficient plant operations.

         The "normal work week" is made up of five (5) consecutive "normal work days" within a seven (7) day period beginning with the morning shift on Mondays. The "normal work week" for certain employees may begin on a day other than Monday. One and one half (1 1/2) times the employees regular hourly rate will be paid for all hours worked in excess of forty (40) hours per week or in excess of eight (8) hours per day. The Company will notify the Union should the need arise to deviate from the "normal work week".

16.2     CALLOUTS

         If an employee is called out after the employee's regular shift and after leaving the plant, or on off days, the employee shall be paid a minimum of four (4) hours pay at one and one-half (1-1/2) times the employee's regular rate. However, such hours shall not be counted toward the calculation of overtime pay paid for working in excess of forty (40) hours per week.

         If such employee is notified twelve (12) hours or more in advance of the employee's shift, the four (4) hour minimum will not apply.

16.3 Weekly manning schedule shall be posted not later than the end of the day shift on Fridays barring unforeseen circumstances outside the Company's control.

16.4 Insofar as practical, overtime will be equalized in each department by classification. The current overtime distribution policy will be posted by the Company. The overtime equalization list will be updated weekly and posted.


ARTICLE XVII - SAFETY AND HEALTH

17.1 A joint Safety and Health Committee will be established consisting of members appointed by the Company and the Union. The "Committee" will consist of two (2) members from the Union and two (2) members from the Company plus the Plant Manager or designee. Meetings will be held regularly to address safety and health concerns and make recommendations to the plant management. The "Committee" will establish an Accident Investigation Team. The Accident Investigation Team will begin their investigation as soon as possible following an accident. Safety issues, complaints and/or disputes may be investigated by the "Committee". Any safety and health issues not resolved by the "Committee" will be addressed through the normal grievance procedure. The Company will continue to provide employees with required safety equipment. Employees will be required to properly use and maintain all personal protective equipment supplied by the Company.

17.2 The Company will furnish approved basic prescription ground safety glasses to active bargaining unit employees, including the cost of an annual eye exam. Prescription safety glasses will not be replaced unless the safety glasses were damaged or broken during the performance of duties.

17.3 The Company will annually reimburse active bargaining unit employees for the purchase of safety shoes not to exceed two pairs per year. The total annual reimbursement for this safety equipment may not exceed $160.

17.4 All time spent by a bargaining unit employee as a member of the committees in the Articles listed in this section, including all time spent during Federal and State inspections and pre and post close-out meetings, shall be compensated at the employee's regular straight time rate. Any time spent during the hours the employee is scheduled to work shall count toward the calculation of any penalty or premium pay section of this Agreement including, but not limited to, daily or weekly overtime.

17.5 A Plant Substance Abuse Policy dated December 15, 1997, has been developed which by reference thereto is incorporated herein and made a part of this labor agreement.


ARTICLE XVIII - BULLETIN BOARD

18.1 The Union agrees to post only notices concerning elections, meetings, reports and other official Union business and notices of social and recreational activities on the Company bulletin board. A copy of each notice will be supplied to the Plant Manager at the time of its posting. The Union agrees further that it will post no matter which is in the disinterest of the Company. However, notwithstanding the above, it is understood that the Company's decision concerning the use of the bulletin board shall be final.


ARTICLE XIX - FURNISHING OF TOOLS

19.1 The Company shall furnish all tools and equipment for its employees, except to maintenance employees, in which case these employees shall furnish their own hand tools. In case of breakage or loss, the Company will replace or repair such tools; such breakage or loss shall be reported immediately to the Company. "Hand Tools" as used herein shall not include socket sets, wrenches more than twelve (12) inches long, and all other specialized tools incident to the work of the mechanical, maintenance, and skilled trades.

ARTICLE XX - DUES CHECK-OFF

20.1 Check-off: During the term of this Agreement, the Company will continue to check off monthly dues, and initiation fees, each as designated by the Treasurer of the Local Union, as membership dues in the Union on the basis of and for the term of individually signed check-off authorization cards, a copy of which is reproduced below, or hereafter submitted to the Company. The Company shall promptly remit any and all amounts so deducted to the Treasurer of the Local Union with a list of the employees from whom the deduction was checked off.

20.2 On or before the last Friday of each calendar month the Union shall submit to the Company a summary list of cards transmitted in each month.

20.3 Dues for a given month shall be deducted from the last payday in that month; deductions on the basis of authorization cards submitted to the Company shall commence with respect to dues for the month in which the Company receives such authorization cards.

20.4 Unless the Company is otherwise notified, the only Union membership dues to be deducted for payment to the Union from the pay of the employee who has furnished an authorization shall be the monthly Union dues. The Company will deduct initiation fees when notified, by notation on the list referred to in
20.2 above, and assessments as designated by the Treasurer of the Local Union.

20.5 The Union shall indemnify the Company and hold it harmless against any and all suits, claims, demands and liabilities that shall arise out of or by reason of any action that shall be taken or not taken by the Company for the purpose of complying with the foregoing provisions of this Article, or in reliance on any list or certificate which shall have been furnished to the Company by the Union under any such provisions.

20.6

                            CHECK-OFF AUTHORIZATION
                        FOR INTERNATIONAL BROTHERHOOD OF
                         BOILERMAKERS, CEMENT DIVISION





-----------------------------------------
Company


                                                                 19
-----------------------------------------             ----------    --
Plant                                                 Date



         Pursuant to this authorization and assignment, please deduct from my pay each month, while I am in employment within the collective bargaining unit in the Company, monthly dues, assessments and (if owing by me) an initiation fee each as designated by the Treasurer of the Local Union, as my membership dues in said Union.

         The aforesaid membership dues shall be remitted promptly by you to the Treasurer of the International Brotherhood of Boilermakers, Cement, Lime, Gypsum and Allied Workers Division, Local Lodge D592, or its successor.

         This assignment and authorization shall be effective and can be canceled any time by written notice and cannot be reinstituted for a twelve
(12) month period or until the termination date of the current collective bargaining agreement between the Company and the Union, whichever occurs sooner.

Local Union No. D592
International Brotherhood of                               Boilermakers, Cement
Division                     -----------------------------
                             Signature



--------------------------------   ---------------------------
Witness                             Date


ARTICLE XXI - UNION SECURITY

21.1 All employees covered by this Agreement, who as of December 15, 1997, are members of the Union in good standing, and all employees who thereafter become members, shall, as a condition of continued employment, remain members of the Union in good standing for the duration of the Agreement.

         All new employees covered by the Agreement shall, as a condition of employment, become members of the Union on or immediately after the thirtieth
(30th) calendar day following their employment.


ARTICLE XXII - BENEFIT PLANS

22.1 During the term of this Agreement the Company will provide employees with participation in the Southdown, Inc. Group Medical Network Benefit Plan, the Southdown, Inc. Dental Plan, the Southdown, Inc. Life Insurance and Accidental Death and Dismemberment Plan, the Southdown, Inc. Long Term Disability Plan, the Southdown, Inc. Pension Plan, the Southdown, Inc. Retirement Savings Plan, the Southdown, Inc. Post Retirement Retiree Medical Insurance Plan, and the Southdown, Inc. Voluntary Life Insurance Plan, including all amendments and modifications to said plans during the life of this Agreement, on the same basis as the benefits and eligibility requirements are provided to Southdown, Inc.'s salaried employees.


ARTICLE XXIII - TERMS OF AGREEMENT

23.1 After ratification by the members of the Local Union, this Agreement shall become effective and remain in force and effect and be binding upon the parties hereto from December 15, 1997, to and including December 14, 2003, and it shall continue to be in full force and effect thereafter from year to year until either party on or before October 14, of any year, beginning October 14, 2003, gives written notice to the other party of its desire or intention either to alter and modify or terminate the same. If such notice is given, the parties hereto shall begin negotiations not later than November 15 in such year.


23.2 The Labor Agreement, and Summary Plan Descriptions for the Pension Plan, 401K, and Insurance Plan will be printed at Company expense. The Company will provide each member with a copy of the booklet.

         IN WITNESS WHEREOF, the Union has caused this Agreement to be executed in its name, after due authorization by a vote of a majority of its members, and the Company has caused it to be executed in its name, by its duly authorized representatives.

INTERNATIONAL BROTHERHOOD OF                KOSMOS CEMENT COMPANY
BOILERMAKERS, CEMENT, LIME,
GYPSUM AND ALLIED WORKERS,
DIVISION LOCAL LODGE NO. D592


By:                                    By:                          William A.
   ------------------------------         --------------------------
Smith.                                 David E.Tiller

By:                                    By:                           Mark Kelly
   ------------------------------         --------------------------
                                       Norman J. Gilbertson

By:                                    By:
   ------------------------------         --------------------------

     Wayne G. Summers                                    Luis Garcia

By:
   ------------------------------
     Beverly J. Rice


By:
   ------------------------------
     Samuel J.Gioia


Signed this 15th day of                              Signed this 15th day of
December, 1997                                       December, 1997

                          SCHEDULE A - PAY PROCEDURES

A1 - GAINSHARING: The employees will participate in a gainsharing program developed by the Company. An oversight committee made up of two (2) members from management and two (2) members from the Union will meet monthly and publish a report. Employees will be encouraged to submit ideas to the committee.

A2 - RATE STRUCTURE: The rate structure shall consist of a starting rate, one thousand (1,000) hour worked incremental rates during the qualification period, and a qualified or "top" rate. An employee becomes eligible for one thousand (1,000) hour worked incremental rates by being evaluated as showing satisfactory progress.

A3 - LEADPERSONS: Leadpersons will be paid $1 per hour in addition to their normal rate of pay while they are designated as leadpersons to perform certain quasi-supervisory tasks incidental to their normal hands-on work.

A4 - SERVICE SCHEDULES

                                  12/15/97   12/15/98  12/15/99  12/15/00*   12/15/01    12/15/02
                                  --------   --------  --------  --------    --------    --------

Contract wage increases            $ 0.50     $ 0.40     $ 0.35  See below     $ 0.35     $ 0.35
* A lump sum bonus of $1,400.00 will be paid on January 15, 2000.



GENERAL GROUP                     12/15/97   12/15/98  12/15/99  12/15/00   12/15/01    12/15/02
                                  --------   --------  --------  --------   --------    --------

LABORER
Starting Rate                      $ 9.55     $ 9.95     $10.30     $10.30     $10.65     $11.00
End of 1,000 hours worked          $10.85     $11.25     $11.60     $11.60     $11.95     $12.30

SHIPPING GROUP

PACKHOUSE OPERATORS
UTILITY (Packhouse personnel, including the Pumpperson*)
Starting Rate                      $11.15     $11.55     $11.90     $11.90     $12.25     $12.60
End of 1,000 hours worked          $13.25     $13.65     $14.00     $14.00     $14.35     $14.70


BULKLOADER
Starting Rate                      $11.40     $11.80     $12.15     $12.15     $12.50     $12.85
End of 1,000 hours worked          $13.50     $13.90     $14.25     $14.25     $14.60     $14.95



LAB GROUP                         12/15/97   12/15/98  12/55/99  12/15/00   12/15/01    12/15/02
                                  --------   --------  --------  --------   --------    --------

LAB TECHNICIANS
Starting Rate                      $12.95     $13.35     $13.70     $13.70     $14.05     $14.40
End of 1,000 hours worked          $13.53     $13.93     $14.28     $14.28     $14.63     $14.98
End of 2,000 hours worked          $14.11     $14.51     $14.86     $14.86     $15.21     $15.56
End of 3,000 hours worked          $14.69     $15.09     $15.44     $15.44     $15.79     $16.14
End of 4,000 hours worked          $16.45     $16.85     $17.20     $17.20     $17.55     $17.90

MAINTENANCE GROUP

STOREROOM ATTENDANT
Starting Rate                      $12.95     $13.35     $13.70     $13.70     $14.05     $14.40
End of 1,000 hours worked          $13.40     $13.80     $14.15     $14.15     $14.50     $14.85
End of 2,000 hours worked          $13.85     $14.25     $14.60     $14.60     $14.95     $15.30


LUBEPERSON**
Starting Rate                      $12.95     $13.35     $13.70     $13.70     $14.05     $14.40
End of 1,000 hours worked          $13.40     $13.80     $14.15     $14.15     $14.50     $14.85
End of 2,000 hours worked          $14.30     $14.70     $15.05     $15.05     $15.40     $15.75


BAGHOUSE REPAIRPERSON**
Starting Rate                      $13.05     $13.45     $13.80     $13.80     $14.15     $14.50
End of 1,000 hours worked          $13.50     $13.90     $14.25     $14.25     $14.60     $14.95
End of 2,000 hours worked          $14.40     $14.80     $15.15     $15.15     $15.50     $15.85


MECHANICAL REPAIRPERSON
Starting Rate                      $12.95     $13.35     $13.70     $13.70     $14.05     $14.40
End of 1,000 hours worked          $13.40     $13.80     $14.15     $14.15     $14.50     $14.85
End of 2,000 hours worked          $13.85     $14.25     $14.60     $14.60     $14.95     $15.30
End of 3,000 hours worked          $14.30     $14.70     $15.05     $15.05     $15.40     $15.75
End of 4,000 hours worked          $14.75     $15.15     $15.50     $15.50     $15.85     $16.20
End of 5,000 hours worked          $15.20     $15.60     $15.95     $15.95     $16.30     $16.65
End of 6,000 hours worked          $15.65     $16.05     $16.40     $16.40     $16.75     $17.10
End of 7,000 hours worked          $16.10     $16.50     $16.85     $16.85     $17.20     $17.55
End of 8,000 hours worked          $16.55     $16.95     $17.30     $17.30     $17.65     $18.00

                                       24




                                  12/15/97   12/15/98  12/15/99  12/15/00*  12/15/01    12/15/02
                                  --------   --------  --------  --------   --------    --------
ELECTRICAL REPAIRPERSON
Starting Rate                      $12.95     $13.35     $13.70     $13.70     $14.05     $14.40
End of 1,000 hours worked          $13.40     $13.80     $14.15     $14.15     $14.50     $14.85
End of 2,000 hours worked          $13.85     $14.25     $14.60     $14.60     $14.95     $15.30
End of 3,000 hours worked          $14.30     $14.70     $15.05     $15.05     $15.40     $15.75
End of 4,000 hours worked          $14.75     $15.15     $15.50     $15.50     $15.85     $16.20
End of 5,000 hours worked          $15.20     $15.60     $15.95     $15.95     $16.30     $16.65
End of 6,000 hours worked          $15.65     $16.05     $16.40     $16.40     $16.75     $17.10
End of 7,000 hours worked          $16.10     $16.50     $16.85     $16.85     $17.20     $17.55
End of 8,000 hours worked          $16.55     $16.95     $17.30     $17.30     $17.65     $18.00


INSTRUMENT TECHNICIAN
(Requires Electrical Repairperson Training)
Starting Rate                      $16.55     $16.95     $17.30     $17.30     $17.65     $18.00
End of 1,000 hours worked          $16.72     $17.12     $17.47     $17.47     $17.82     $18.17
End of 2,000 hours worked          $16.89     $17.29     $17.64     $17.64     $17.99     $18.34
End of 3,000 hours worked          $17.06     $17.46     $17.81     $17.81     $18.16     $18.51
End of 4,000 hours worked          $17.25     $17.65     $18.00     $18.00     $18.35     $18.70


PRODUCTION GROUP

PRODUCTION OPERATORS (Crane Operator, Material Handler, Endloader)
Starting Rate                      $13.15     $13.55     $13.90     $13.90     $14.25     $14.60
End of 1,000 hours worked          $13.63     $14.03     $14.38     $14.38     $14.73     $15.08
End of 2,000 hours worked          $14.11     $14.51     $14.86     $14.86     $15.21     $15.56
End of 3,000 hours worked          $15.07     $15.47     $15.82     $15.82     $16.17     $16.52

PROCESS ATTENDANT
Starting Rate                      $13.15     $13.55     $13.90     $13.90     $14.25     $14.60
End of 1,000 hours worked          $13.63     $14.03     $14.38     $14.38     $14.73     $15.08
End of 2,000 hours worked          $14.11     $14.51     $14.86     $14.86     $15.21     $15.56
End of 3,000 hours worked          $14.59     $14.99     $15.34     $15.34     $15.69     $16.04
End of 4,000 hours worked          $16.05     $16.45     $16.80     $16.80     $17.15     $17.50



                                  12/15/97   12/15/98  12/15/99  12/15/00*  12/15/01    12/15/02
                                  --------   --------  --------  --------   --------    --------


CONTROL ROOM OPERATOR  (Requires Process Attendant or Lab Technician Training)
Starting Rate                      $16.05     $16.45     $16.80     $16.80     $17.15     $17.50
End of 1,000 hours worked          $16.35     $16.75     $17.10     $17.10     $17.45     $17.80
End of 2,000 hours worked          $16.65     $17.05     $17.40     $17.40     $17.75     $18.10
End of 3,000 hours worked          $16.95     $17.35     $17.70     $17.70     $18.05     $18.40
End of 4,000 hours worked          $17.25     $17.65     $18.00     $18.00     $18.35     $18.70


CONTROL ROOM OPERATOR (Without Process Attendant or Lab Technician Training)
Starting Rate                      $15.10     $15.50     $15.85     $15.85     $16.20     $16.55
End of 1,000 hours worked          $15.45     $15.85     $16.20     $16.20     $16.55     $16.90
End of 2,000 hours worked          $15.80     $16.20     $16.55     $16.55     $16.90     $17.25
End of 3,000 hours worked          $16.15     $16.55     $16.90     $16.90     $17.25     $17.60
End of 4,000 hours worked          $16.50     $16.90     $17.25     $17.25     $17.60     $17.95
End of 5,000 hours worked          $16.85     $17.25     $17.60     $17.60     $17.95     $18.30
End of 6,000 hours worked          $17.25     $17.65     $18.00     $18.00     $18.35     $18.70

* The Packhouse Pumpperson only will receive an additional $1 dollar per hour on a temporary upgrade while performing minor repair work provided the Pumpperson is qualified to perform the minor repair work.

** The Lubeperson and Baghouse Repairperson shall receive the Mechanical Repairperson 4000 hours level rate on a temporary upgrade while performing repair work.

A5 - INCENTIVE FOR PACKHOUSE EMPLOYEES

(1) In the interest of enhancing the productivity of the Pittsburgh packaged cement operation, the Company will initiate "The Pittsburgh Improved Packhouse Incentive Plan". Up to four (4) designated Packhouse employees (two (2) Packers, one (1) Pumpperson and one (1) Lift Truck Driver) can earn escalating incentives above the previous flat $3/1000 bag daily rate provided the packing team packs above threshold rates. The matrix found in Appendix B - Packhouse Incentive Chart depicts the new incentive rates for an eight (8) hour day based on number of bags packed per half hour.

(2) Technology Changes. If the Company invests in new packing equipment which upgrades the productivity of the Pittsburgh packing operation, then the following actions will be taken before the installation is completed:

         (a) The Company will notify and discuss with the Union committee the nature of the upgrade and its effect on the operation.
         (b) The Packhouse Incentive Plan will be revised to reflect the change in technology.

                     APPENDIX A - LETTERS OF UNDERSTANDING





December 15, 1997





Mr. William A. Smith
International Representative
International Brotherhood of Boilermakers,
Cement, Lime, Gypsum, and Allied Workers Division
119 Helen Avenue
Niles, OH 44446

Dear Mr. Smith:

         Pursuant to our discussions during the 1997 Pittsburgh contract negotiations regarding the Southdown, Inc. Fringe Benefit Plans listed in
Article 22.1 of the agreement. The Company has no intent at this time to terminate these plans during the term of this agreement. While the coverage and eligibility requirements are subject to modification at the discretion of the Company, no changes shall be effected without notifying the local Union committee of the nature, reasons and timing of the changes. Union notification will be made as far in advance as practical.

                                   Sincerely,



                                   David E. Tiller
                                   Human Resources Director
                                   Eastern Region




DET:mjb

December 15, 1997





Mr. William A. Smith
International Representative
International Brotherhood of Boilermakers,
Cement, Lime, Gypsum, and Allied Workers Division
119 Helen Avenue
Niles, OH 44446

Dear Mr. Smith:

Pursuant to our discussion during the 1997 Pittsburgh contract negotiations regarding the development of Article 3.1, this will confirm that it is not the intent of the Company to replace bargaining unit employees who quit or retire with subcontractors. This, however, does not restrict the Company's rights to supplement the workforce to maintain efficient plant operations.


                                   Sincerely,



                                   David E. Tiller
                                   Human Resources Director
                                   Eastern Region





DET:mjb

December 15, 1997





Mr. William A. Smith
International Representative
International Brotherhood of Boilermakers,
Cement, Lime, Gypsum, and Allied Workers Division
119 Helen Avenue
Niles, OH  44446

Dear Mr. Smith:

         It is not the intent of the parties during the Pittsburgh negotiations for the Company to incur duplicate expenses for health and medical coverage because of future National or Governmental enacted health and medical programs. In the event of such a requirement, the parties agree to meet and develop mutually acceptable alternatives.


                                     Sincerely,



                                      David E. Tiller
                                      Human Resources Director
                                      Eastern Region




DET:mjb

December 15, 1997






Mr. William A. Smith
International Representative
International Brotherhood of Boilermakers,
Cement, Lime, Gypsum, and Allied Workers Division
119 Helen Avenue
Niles, OH  44446

                        Subject: Letter of Understanding

Dear Mr. Smith:

         Pursuant to our discussions during the 1997 Pittsburgh contract negotiations regarding the Gainsharing Program found in Schedule A of the agreement, the parties agree that following these negotiations the Company and the Union will review the current gainsharing program by December 31, 1997. Any changes made by the Company will be discussed with the Union before the final decision to modify the program is reached.

                                                Sincerely,




                                                 David E. Tiller
                                                 Human Resources Director
                                                 Eastern Region







DET:mjb

December 15, 1997




Mr. William A. Smith
International Representative
International Brotherhood of Boilermakers,
Cement, Lime, Gypsum, and Allied Workers Division
119 Helen Avenue
Niles, OH  44446

                        Subject: Letter of Understanding
Dear Mr. Smith:

         Pursuant to our discussions during the 1997 Pittsburgh contract negotiations regarding employee monthly contribution for group medical/dental insurance, the current rate schedule for bargaining unit employees will not change during the life of this contract. This rate schedule is as follows:

                           Employee only             $30/month
                           Employee and children     $50/month
                           Employee and spouse       $60/month
                           Employee and family       $70/month

                                                     Sincerely,



                                                     David E. Tiller
                                                     Human Resources Director
                                                     Eastern Region






DET:mjb

                                   APPENDIX B

                             PACKING INCENTIVE PLAN



-----------------------------------------------------------------------------------------------------------------------------------
                                                 DOLLARS PER DAY PACKING INCENTIVE
-----------------------------------------------------------------------------------------------------------------------------------
BAGS PER PACKING DAY                                      HOURS PER DAY PACKING
-----------------------------------------------------------------------------------------------------------------------------------
                   2      2.5       3      3.5      4       4.5      5       5.5      6       6.5      7       7.5      8
-----------------------------------------------------------------------------------------------------------------------------------

      250
      500                                  $3.00 per Thousand Bags in this Area.
      750
     1000
     1250                                          $3.00 per Thousand Bags in this Area.
     1500
     1750        $5.85
     2000        $6.90                                      $3.00 per Thousand Bags in this Area.
     2250        $7.95   $7.45
     2500        $9.00   $8.50
     2750       $10.05   $9.55    $9.30   $9.05                              $3.00 per Thousand Bags in this Area.
     3000       $11.10   $10.60  $10.10   $9.85
     3250                $11.65  $11.15  $10.65
     3500                $12.70  $12.20  $11.70   $11.45                                    $3.00 per Thousand Bags in this Area.
     3750                $13.75  $13.25  $13.00   $12.75  $12.50
     4000                        $17.05  $16.30   $15.55  $14.80   $14.05
     4250                        $17.80  $17.05   $16.30  $15.55   $14.80
     4500                        $19.30  $18.55   $17.80  $17.05   $16.30  $15.55
     4750                                $20.05   $19.30  $18.55   $17.80  $17.05   $16.30
     5000                                $20.80   $20.05  $19.30   $18.55  $17.80   $17.05
     5250                                $22.30   $21.55  $20.80   $20.05  $19.30   $18.55  $17.80
     5500                                         $23.05  $22.30   $21.55  $20.80   $20.05  $19.30   $18.55
     5750                                         $23.80  $23.05   $22.30  $21.55   $20.80  $20.05   $19.30
     6000                                         $25.30  $24.55   $23.80  $23.05   $22.30  $21.55   $20.80  $20.05
     6250                                                 $25.30   $24.55  $23.80   $23.05  $22.30   $21.55  $20.80
     6500                                                 $26.55   $25.80  $25.05   $24.30  $23.55   $22.80  $22.05   $21.30
     6750                                                          $27.10  $26.35   $25.60  $24.85   $24.10  $23.35   $22.60
     7000                                                          $28.40  $27.65   $26.90  $26.15   $25.40  $24.65   $23.90
     7250                                                          $29.70  $28.95   $28.20  $27.45   $26.70  $25.95   $25.20
     7500                                                                  $30.25   $29.50  $28.75   $28.00  $27.25   $26.50
     7750                                                                  $31.55   $30.80  $30.05   $29.30  $28.55   $27.80
     8000                                                                  $32.85   $32.10  $31.35   $30.60  $29.85   $29.10
     8250                                                                           $33.40  $32.65   $31.90  $31.15   $30.40
     8500                                                                           $34.70  $33.95   $33.20  $32.45   $31.70
     8750                                                                           $36.00  $35.25   $34.50  $33.75   $33.00
     9000                                                                                   $36.55   $35.80  $35.05   $34.30
     9250                                                                                   $37.85   $37.10  $36.35   $35.60
     9500                                                                                   $39.15   $38.40  $37.65   $36.90
     9750                                                                                            $39.70  $38.95   $38.20
     10000                                                                                           $41.00  $40.25   $39.50
     10250                                                                                           $42.30  $41.55   $40.80
     10500                                                                                                   $42.85   $42.10
     10750                                                                                                   $44.15   $43.40
     11000                                                                                                   $45.45   $44.70
     11250                                                                                                            $46.00
     11500                                                                                                            $47.30
     11750                                                                                                            $48.60
-----------------------------------------------------------------------------------------------------------------------------------


       BOLD FACE indicates a rate over the present $3.00 per thousand bags